Exhibit 99.1

                          STANDARD PARKING CORPORATION
                      COMPLETES ACQUISITION OF G.O. PARKING

Chicago, IL - February 1, 2008 - Standard Parking Corporation (NASDAQ: STAN) today announced that it has completed the acquisition of certain assets of G.O. Parking in Chicago, Illinois. The acquisition adds 25 locations to Standard Parking's portfolio.

James A. Wilhelm, President and Chief Executive Officer of Standard Parking said, "The acquisition of G.O. Parking marks our second substantial acquisition in the Chicago market. Chicago continues to be one of our key markets, and this acquisition will give us a leading position in the Chicago residential marketplace.

"We expect to be able to integrate this acquisition with little or no incremental G&A, thereby realizing a total purchase price multiple within our desired range of 4x to 6x EBITDA. While the acquisition will add significantly to operating income and free cash flow, the net income impact will be tempered by purchase accounting. We expect this acquisition to be accretive on an on-going basis, pending the completion of a purchase price allocation analysis."

Standard Parking is a leading national provider of parking facility management services. The Company provides on-site management services at multi-level and surface parking facilities for all major markets of the parking industry. The Company manages over 2,000 facilities, containing over one million parking spaces, in more than 320 cities across the United States and Canada, including parking-related and shuttle bus operations serving approximately 60 airports.

More information about Standard Parking is available at www.standardparking.com. You should not construe the information on this website to be a part of this report. Standard Parking's annual reports filed on Form 10-K, its periodic reports on Form 10-Q and 8-K and its Registration Statement on Form S-1
(333-112652) are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the Company's website.

DISCLOSURE NOTICE: The information contained in this document is as of February 1, 2008. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

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This document and the attachments contain forward-looking  information about the
Company's financial results that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases in connection with
any   discussion   of  future   operating   or  financial   performance.   These
forward-looking statements are made based on management's expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to the operations and business environment, all of which are difficult to predict and many of which are beyond management's control. These uncertainties and factors could cause actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from forward-looking statements: the loss, or renewal on less favorable terms, of management contracts and leases; our ability to form
and  maintain  relationships  with  large  real  estate  owners,   managers  and
developers; integration of future acquisitions in light of challenges in retaining key employees, synchronizing business processes and efficiently integrating facilities, marketing and operations; our ability to renew our insurance policies on acceptable terms, the extent to which our clients choose to obtain insurance coverage through us and our ability to successfully manage self-insured losses; our indebtedness could adversely affect our financial health; availability, terms and deployment of capital; the ability of our majority shareholder to control our major corporate decisions and a majority of
our  directors  are  not  considered   "independent";   the  ability  to  obtain
performance bonds on acceptable terms to guarantee our performance under certain contracts; extraordinary events affecting parking at facilities that we manage, including emergency safety measures, military or terrorist attacks and natural disasters; changes in federal and state regulations including those affecting airports, parking lots at airports or automobile use; the loss of key employees; changes in general economic and business conditions or demographic trends; and development of new, competitive parking-related services. A further list and description of these risks, uncertainties, and other matters can be found in the Company's Annual Reports on Form 10-K and in its periodic reports on Forms 10-Q and 8-K.


CONTACT: Standard Parking Corporation
         G. Marc Baumann
         Executive Vice President and
         Chief Financial Officer
         (312) 274-2199
         mbaumann@standardparking.com


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